Exhibit 99.01
7000 Cardinal Place
Dublin,OH 43017
www.cardinalhealth.com
FOR IMMEDIATE RELEASE
Contacts:

Media:	Jim Mazzola	Investors:	Jason Strohm
	(614) 757-3690		(614) 757-7542
	jim.mazzola@cardinal.com		jason.strohm@cardinal.com
CARDINAL HEALTH’S ANNUAL REVENUE INCREASES 10 PERCENT TO $81 BILLION,
OPERATING EARNINGS IMPROVE 8 PERCENT TO NEARLY $2 BILLION
Fourth Quarter Earnings-Per-Share Rise 14 Percent
Company Announces Additional $1.5 Billion Share Repurchase Program
DUBLIN, Ohio, Aug. 3, 2006 — Cardinal Health, the leading provider of products and services supporting the health-care industry, today announced fourth-quarter and fiscal 2006 results, with full-year revenue rising 10 percent to $81 billion and operating earnings improving 8 percent to nearly $2 billion.
For the quarter ended June 30, revenue rose 12 percent to $21.7 billion from $19.3 billion in the prior-year period, while operating earnings declined 2 percent to $534 million from $546 million. Earnings from continuing operations increased 12 percent to $339 million from $303 million, and diluted earnings per share (EPS) from continuing operations increased 14 percent to $0.80 from $0.70 in the prior-year period. The favorable earnings comparisons were due in part to a higher tax rate in the prior-year period.
“Overall, the business performed as we expected during the quarter,” said R. Kerry Clark, president and chief executive officer of Cardinal Health. “Revenue growth was led by Pharmaceutical Distribution, margins improved from the first half of the year, operational progress was made in Pharmaceutical Technologies and Services and we had another standout quarter in Clinical Technologies and Services. While our fourth-quarter results reflect the good work we have underway to become an integrated operating company, we’re not yet satisfied with our performance and we will continue to drive operational improvements and growth initiatives to further improve in fiscal 2007.”
Cardinal Health also announced that its board has authorized a $1.5 billion share repurchase program above the $500 million plan announced in July. The company plans to complete the combined $2 billion share repurchase during the next two years.
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Cardinal Health’s Annual Revenue Increases 10 Percent to $81 Billion, Operating Earnings
Improve 8 Percent to Nearly $2 Billion

Q4 FY06 Earnings Summary

	Q4 FY06		Q4 FY05
		Diluted EPS		Diluted EPS
	Operating	from	Operating	from
	Earnings	Continuing	Earnings	Continuing
	($MM)	Operations	($MM)	Operations
GAAP Consolidated	$534	$0.80	$546	$0.70
Special Items	$35	$0.06	$44	$0.09
Impairment Charges & Other	$4	$0.01	$15	$0.02
Non-Recurring & Other Items	—	—	$39	$0.08
Equity Compensation	$52	$0.08	$3	—
Consolidated fourth-quarter and recent highlights include:
•	Operating cash flow of more than $500 million. Cardinal Health continued to use its strong cash flow to repurchase shares and invest for the future. The company completed a $500 million share repurchase program announced in April, bringing the total value of shares bought during the year to $1.5 billion. In addition, $395 million has been spent to repurchase shares under the $500 million program announced in July.

•	Organizational changes to align the manufacturing segments under the leadership of David L. Schlotterbeck, chief executive officer of Pharmaceutical & Medical Products. With these changes, the company’s operating segments are now organized as two major businesses: Supply Chain Services, a logistics and distribution business, and Pharmaceutical & Medical Products, a product development and manufacturing business. The new structure will better leverage the scale of Cardinal Health’s logistics and manufacturing operations and foster uniform approaches to operational excellence, lean manufacturing, research and development and sourcing.

•	Announcing the sale of the company’s United Kingdom-based Intercare Pharmaceutical Distribution (IPD) unit to Alliance Unichem, as IPD was not a strategic fit with Cardinal Health’s other distribution or international businesses. The company also announced the sale of its Fort Worth, Texas pharmaceutical manufacturing site to Adams Respiratory Therapeutics, Inc.

•	Acquiring MedMined, Inc., a medical analytics firm that will extend Cardinal Health’s patient-safety and clinical offerings. MedMined serves 185 hospitals in the U.S. with technology and services that identify and prevent hospital-acquired infections. The acquisition closed on July 18.
Fiscal 2006 Results
Revenue for the full year climbed 10 percent to $81.4 billion from $74.3 billion and operating earnings improved 8 percent to $1.97 billion from $1.82 billion in the prior year. Earnings from continuing operations increased 12 percent to $1.2 billion from $1.1 billion, and diluted EPS from continuing operations increased 14 percent to $2.90 from $2.54 in the prior year. Operating margins improved in all segments from the first half of the fiscal year.
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Cardinal Health’s Annual Revenue Increases 10 Percent to $81 Billion, Operating Earnings
Improve 8 Percent to Nearly $2 Billion

Operating cash flow for the year of $2.2 billion enabled Cardinal Health to repurchase shares totaling $1.5 billion, increase its quarterly dividend by 50 percent to $0.09 per share and invest for future growth opportunities.
FY06 Earnings Summary

	FY06		FY05
		Diluted EPS		Diluted EPS
	Operating	from	Operating	from
	Earnings	Continuing	Earnings	Continuing
	($MM)	Operations	($MM)	Operations
GAAP Consolidated	$1,967	$2.90	$1,824	$2.54
Special Items	$95	$0.16	$218	$0.36
Impairment Charges & Other	$20	$0.03	$94	$0.15
Non-Recurring & Other Items	$26	$0.04	$86	$0.15
Equity Compensation	$237	$0.36	$10	$0.01
Fourth-Quarter Segment Results
In the fourth quarter, operating margins continued to improve sequentially in three of four business segments, with an expected decline in pharmaceutical distribution due to a seasonally strong third quarter. This seasonality continued to moderate from the prior year as the company realizes the financial impact of the transition to fee-for-service agreements with branded pharmaceutical companies.
Selling, general and administrative (SG&A) expenses increased 15 percent from the prior-year period, 7 percentage points of which related to the recognition of equity compensation as an expense during the fiscal year. Planned upfront investments in integration as part of the company’s One Cardinal Health program also contributed to SG&A growth during the quarter. The company expects a moderation of SG&A growth in fiscal 2007.
(See attached tables or the Investors page on www.cardinalhealth.com for additional financial information on segment results.)
Pharmaceutical Distribution and Provider Services
For the quarter, revenue for the Pharmaceutical Distribution and Provider Services segment grew 16 percent to $18.2 billion. Direct-store-door (DSD) sales grew 8 percent, primarily due to organic growth with existing customers. Bulk customer sales grew 28 percent from the prior-year period to $8.4 billion.
Operating earnings declined 11 percent from the prior-year period to $268 million. The earnings decline was primarily due to a Last In, First Out (LIFO) accounting credit of $32 million in the prior-year period compared to a LIFO credit of $6.5 million in the fourth quarter of this year. The segment also increased a reserve by $10 million related to excess inventory from a particular pharmaceutical manufacturer. In addition, operating margins were down versus the prior-year period due to less seasonality associated with Cardinal Health’s current fee-for-service business model, increased bulk customer sales and competitive pricing in the retail business. However, DSD sell margins were stable during the past three quarters.
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Cardinal Health’s Annual Revenue Increases 10 Percent to $81 Billion, Operating Earnings
Improve 8 Percent to Nearly $2 Billion

Cardinal Health continued to differentiate its offerings for independent retail pharmacies during the quarter by introducing new front-end and back-end pharmacy services and continuing to integrate recent acquisitions of The F. Dohmen Co. and Parmed Pharmaceuticals, Inc.
For the full year, revenue grew 11 percent to $67.1 billion and operating earnings were even with the prior year at $1 billion.
Medical Products and Services
For the quarter, revenue for the Medical Products and Services segment was nearly $2.4 billion, down 6 percent from the fourth quarter of 2005, while operating earnings rose 7 percent to $170 million. The decline in revenue was due to a sales decline in Cardinal Health’s specialty pharmaceutical distribution (SPD) business and the previously announced divestiture of a substantial portion of that business.
Revenue in the core medical products and services business increased 5 percent during the quarter, with growth led by international sales and sales of infection-prevention and laboratory products. During the quarter, the company acquired Denver Biomedical, a developer and manufacturer of specialized medical products for chronic fluid management.
For the full year, revenue grew 2 percent to $10 billion and operating earnings increased 4 percent to $647 million. Operating-earnings growth was negatively affected by 1 percentage point during the year due to SPD.
Pharmaceutical Technologies and Services
For the quarter, revenue for the Pharmaceutical Technologies and Services segment increased 5 percent from the prior-year period to $747 million and operating earnings increased 28 percent to $96 million. The segment had its strongest quarter of the fiscal year, with sequential improvements of 23 percent in operating earnings and nearly 200 basis points in operating margins.
These results were driven by improved execution in sterile manufacturing through continued operational-excellence initiatives and favorable pricing for services. The increase in segment earnings was also supported by double-digit earnings growth in oral technologies, packaging services and nuclear pharmacy services. Highlights of the quarter included strong demand for Cardinal Health’s proprietary Zydis® fast-dissolve dosage form, the award of a contract by Roche to manufacture and package Tamiflu®, the acquisition of PET radiopharmaceutical production facilities from Regional Nuclear Pharmaceuticals, Inc., and progress made toward commercial development at its North Raleigh, N.C. manufacturing site. Following the close of the quarter, the company also received a good-manufacturing-practices (GMP) certification from European regulators for its new Brussels sterile-manufacturing facility. The GMP certification allows Cardinal Health to begin a validation and approval process for commercial European products to be manufactured at the site.
For the full year, revenue increased 4 percent to $2.8 billion, while operating earnings declined 3 percent to $305 million.
Clinical Technologies and Services
For the quarter, Clinical Technologies and Services continued its fiscal 2006 growth trend with revenue increasing 9 percent from the prior-year period to $649 million, led by 15-percent growth in Alaris and Pyxis products. Sales outside the U.S. grew 18 percent, also led by strong increases for Alaris and Pyxis products. Operating earnings increased 47 percent from the prior-year period to $111 million. Revenue and earnings from clinical services and consulting also improved during the quarter.
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Cardinal Health’s Annual Revenue Increases 10 Percent to $81 Billion, Operating Earnings
Improve 8 Percent to Nearly $2 Billion

Committed contracts were again strong and above internal goals for Alaris and Pyxis products, increasing the backlog to support future revenue and earnings. The Pyxis backlog ended the quarter at $296 million, more than $50 million ahead of the third quarter. Alaris’ integration with Cardinal Health finished the year ahead of schedule and is expected to reach the high end of its target of $80 million to $100 million of pretax earnings by the end of fiscal 2007.
For the full year, revenue increased 11 percent to $2.4 billion, while operating earnings rose 56 percent to $384 million.
Outlook
Cardinal Health reiterated the outlook it provided on June 12. For fiscal 2007, EPS is expected to be $3.50 to $3.70, excluding special items and impairment, non-recurring and other items. Beginning in fiscal 2007, the EPS outlook includes the impact of equity compensation. (See attached tables or www.cardinalhealth.com for a definition of EPS, excluding special items and impairment, non-recurring and other items and information regarding forward-looking non-GAAP financial measures.)
The company will report its 2007 results in five segments: Supply Chain Services — Pharmaceutical; Supply Chain Services — Medical; Medical Product Manufacturing; Pharmaceutical Technologies and Services; and Clinical Technologies and Services.
“Our five segments now clearly align with two major businesses: Supply Chain Services, which is focused on our foundational logistics and distribution capabilities, and Pharmaceutical & Medical Products, which is focused on our higher-margin, fast-growing manufacturing businesses that already account for one-third of our profit,” Clark said. “Both are organized based on their unique business profiles and are complementary to each other.
“Through 2007, we will focus on gaining scale and delivering superior customer service in Supply Chain Services. In Pharmaceutical & Medical Products, we will be investing in customer-driven innovation and operational excellence. Across both businesses, we will continue our journey to One Cardinal Health through the implementation of standard processes and shared services.”
Conference Call
Cardinal Health will host a conference call and webcast at 11 a.m. Eastern Daylight Time (EDT) to discuss its results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com . The conference call may also be accessed by calling 706-634-5100, conference passcode 1658436. An audio replay will be available until 11 p.m. EDT on Aug 5 at 706-645-9291, passcode 1658436. A transcript and audio replay will also be available at http://www.cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $81 billion, global company serving the health-care industry with a broad portfolio of products and services. Through its diverse offerings, Cardinal Health delivers health-care solutions that help customers reduce their costs, improve safety and productivity, and deliver better care to patients. The company manufactures, packages and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management and delivery of supplies and medication for hospitals, physician offices and pharmacies. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.
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Cardinal Health’s Annual Revenue Increases 10 Percent to $81 Billion, Operating Earnings
Improve 8 Percent to Nearly $2 Billion

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; difficulties and uncertainties related to transitions in senior management and organizational changes; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties in opening new facilities or fully utilizing existing capacity; the costs, difficulties and uncertainties related the integration of acquired businesses; with respect to future dividends, the decision by the board of directors to declare such dividends, which is expected to consider Cardinal Health’s surplus, earnings, cash flows, financial condition and prospects at the time any such action is considered; with respect to future share repurchases, the approval of the board of directors, which is expected to consider Cardinal Health’s then-current stock price, earnings, cash flows, financial condition and prospects as well as alternatives available to Cardinal Health at the time any such action is considered; and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fourth Quarter Fiscal
(in millions, except per Common Share amounts)	2006	2005	% Change
Revenue	$21,708.3	19,300.4	12%
Cost of products sold	20,280.9	17,951.5	13%

Gross margin	1,427.4	1,348.9	6%

Selling, general and administrative expenses	854.0	744.0	15%
Impairment charges and other	4.4	14.8	N.M.

Special items:
Restructuring charges	21.3	24.2	N.M.
Merger charges	5.7	10.0	N.M.
Other	7.7	9.8	N.M.

Operating earnings	534.3	546.1	(2)%

Interest expense and other	33.3	37.6	(11)%

Earnings before income taxes and discontinued operations	501.0	508.5	(1)%

Provision for income taxes	162.2	205.9	(21)%

Earnings from continuing operations	338.8	302.6	12%

Loss from discontinued operations (net of tax $(8.2) and $1.5 for the fourth quarter of fiscal 2006 and 2005, respectively)	(17.8)	(44.9)	N.M.

Net earnings	$321.0	$257.7	25%

Basic Earnings per Common Share:
Continuing operations	$0.82	$0.71	15%
Discontinued operations	(0.04)	(0.11)	N.M.

Net basic earnings per Common Share	$0.78	$0.60	30%

Diluted Earnings per Common Share:
Continuing operations	$0.80	$0.70	14%
Discontinued operations	(0.04)	(0.10)	N.M.

Net diluted earnings per Common Share	$0.76	$0.60	27%

Weighted Average Number of Shares Outstanding:
Basic	413.8	426.8
Diluted	421.7	432.4

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

	2006		2005
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS
Special items, net of tax:
Restructuring charges	$(13.3)	(0.03)	$(15.9)	$(0.04)
Merger charges	(3.6)	(0.01)	(6.0)	(0.01)
Other	(7.1)	(0.02)	(15.1)	(0.04)

Special items, net of tax	$(24.0)	$(0.06)	$(37.0)	$(0.09)

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fiscal Year
(in millions, except per Common Share amounts)	2006	2005	% Change
Revenue	$81,363.6	$74,271.6	10%
Cost of products sold	76,082.7	69,345.1	10%

Gross margin	5,280.9	4,926.5	7%

Selling, general and administrative expenses	3,199.3	2,770.5	15%
Impairment charges and other	20.2	113.7	N.M.

Special items:
Restructuring charges	60.7	159.4	N.M.
Merger charges	26.5	46.4	N.M.
Other	7.5	12.2	N.M.

Operating earnings	1,966.7	1,824.3	8%

Interest expense and other	131.7	130.0	1%

Earnings before income taxes and discontinued operations	1,835.0	1,694.3	8%

Provision for income taxes	590.3	586.0	1%

Earnings from continuing operations	1,244.7	1,108.3	12%

Loss from discontinued operations (net of tax $36.0 and $0.8 for the fiscal year ended June 30, 2006 and 2005, respectively)	(244.6)	(57.6)	N.M.

Net earnings	$1,000.1	$1,050.7	(5)%

Basic Earnings per Common Share:
Continuing operations	$2.96	$2.57	15%
Discontinued operations	(0.58)	(0.13)	N.M.

Net basic earnings per Common Share	$2.38	$2.44	(2)%

Diluted Earnings per Common Share:
Continuing operations	$2.90	$2.54	14%
Discontinued operations	(0.57)	(0.13)	N.M.

Net diluted earnings per Common Share	$2.33	$2.41	(3)%

Weighted Average Number of Shares Outstanding:
Basic	421.2	430.5
Diluted	428.5	435.7

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the periods in which they were recorded:

	2006		2005
	Net	Diluted	Net	Diluted
	Earnings	EPS	Earnings	EPS
Special items, net of tax:
Restructuring charges	$(38.6)	$(0.09)	$(108.2)	$(0.25)
Merger charges	(16.7)	(0.04)	(29.1)	(0.07)
Other	(11.4)	(0.03)	(16.6)	(0.04)

Special items, net of tax	$(66.7)	$(0.16)	$(153.9)	$(0.36)

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	March 31,	June 30,
(in millions)	2006	2006	2005
Assets

Cash and equivalents	$1,320.9	$1,713.4	$1,400.0
Short-term investments available for sale	498.4	499.2	99.8
Trade receivables, net	4,111.6	3,937.5	3,102.3
Current portion of net investment in sales-type leases	290.1	273.7	238.2
Inventories	7,714.2	7,651.2	7,249.2
Prepaid expenses and other	628.9	596.1	634.9
Assets held for sale and discontinued operations	212.6	316.0	808.1

Total current assets	14,776.7	14,987.1	13,532.5

Property and equipment, net	2,584.0	2,489.1	2,445.1
Net investment in sales-type leases, less current portion	754.7	740.0	693.8
Goodwill and other intangibles, net	4,992.4	4,822.1	4,842.5
Other assets	266.3	314.3	324.3

Total assets	$23,374.1	$23,352.6	$21,838.2

Liabilities and Shareholders’ Equity

Current portion of long-term obligations and other short-term borrowings	$229.2	$280.7	$307.9
Accounts payable	9,009.3	8,826.4	7,351.5
Other accrued liabilities	2,053.9	1,942.5	1,897.8
Liabilities from businesses held for sale and discontinued operations	80.4	155.2	345.5

Total current liabilities	11,372.8	11,204.8	9,902.7

Long-term obligations, less current portion and other short-term borrowings	2,599.7	2,548.2	2,319.9
Deferred income taxes and other liabilities	910.9	1,012.8	1,022.6

Total shareholders’ equity	8,490.7	8,586.8	8,593.0

Total liabilities and shareholders’ equity	$23,374.1	$23,352.6	$21,838.2

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fourth Quarter Fiscal		Fiscal Year
(in millions)	2006	2005	2006	2005
Cash Flows From Operating Activities:
Net earnings	$321.0	$257.7	$1,000.1	$1,050.7
Loss from discontinued operations	17.8	44.9	244.6	57.6

Earnings from continuing operations	338.8	302.6	1,244.7	1,108.3
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	101.6	103.2	392.7	390.2
Asset impairments	1.9	14.8	24.1	185.4
Equity compensation	52.1	2.9	237.3	10.1
Provision for bad debts	12.5	(1.4)	28.7	7.2
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(81.3)	(135.3)	(929.3)	(11.0)
(Increase) / decrease in inventories	33.7	404.9	(368.2)	60.2
Increase in net investment in sales-type leases	(31.0)	(75.8)	(113.1)	(183.9)
Increase in accounts payable	46.1	14.9	1,516.1	1,148.9
Other accrued liabilities and operating items, net	31.1	168.5	129.6	115.6

Net cash provided by operating activities — continuing operations	505.5	799.3	2,162.6	2,831.0

Net cash provided by / (used in) operating activities — discontinued operations	(21.9)	1.0	(22.3)	11.8

Net cash provided by operating activities	483.6	800.3	2,140.3	2,842.8

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	(256.6)	—	(362.2)	(273.2)
Proceeds from sale of property and equipment	6.4	1.2	17.6	19.9
Additions to property and equipment	(112.7)	(277.5)	(443.2)	(554.2)
Purchase of investment securities available for sale	0.8	(99.8)	(398.6)	(99.8)

Net cash used in investing activities — continuing operations	(362.1)	(376.1)	(1,186.4)	(907.3)

Net cash (used in) / provided by investing activities — discontinued operations	0.3	3.9	(0.8)	31.2

Net cash used in investing activities	(361.8)	(372.2)	(1,187.2)	(876.1)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	(30.9)	(4.6)	(26.6)	(555.6)
Reduction of long-term obligations	(45.4)	(315.6)	(306.1)	(1,932.6)
Proceeds from long-term obligations, net of issuance costs	84.1	18.3	595.0	1,279.5
Proceeds from issuance of Common Shares	13.3	23.3	240.8	110.5
Tax benefits from exercises of stock options	6.3	—	48.6	—
Dividends on Common Shares	(25.2)	(12.8)	(101.8)	(51.7)
Purchase of treasury shares	(526.9)	(271.8)	(1,499.9)	(500.3)

Net cash used in financing activities — continuing operations	(524.7)	(563.2)	(1,050.0)	(1,650.2)

Net cash provided by / (used in) financing activities — discontinued operations	10.4	—	17.8	(7.1)

Net cash used in financing activities	(514.3)	(563.2)	(1,032.2)	(1,657.3)

Net (decrease) / increase in cash and equivalents	(392.5)	(135.1)	(79.1)	309.4

Cash and equivalents at beginning of period	1,713.4	1,535.1	1,400.0	1,090.6

Cash and equivalents at end of period	$1,320.9	$1,400.0	$1,320.9	$1,400.0

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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SEGMENT BUSINESS ANALYSIS — FOURTH QUARTER FISCAL YEAR 2006
Pharmaceutical Distribution and Provider Services

(in millions)	2006	2005

Revenue
Amount	$18,206	$15,688
Growth Rate	16%	16%
Mix	83%	80%

Operating Earnings
Amount	$268	$302
Growth Rate	(11)%	12%
Mix	42%	50%
Operating Margin	1.47%	1.92%
Pharmaceutical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$747	$713
Growth Rate	5%	9%
Mix	3%	4%

Operating Earnings
Amount	$96	$75
Growth Rate	28%	(36)%
Mix	15%	12%
Operating Margin	12.84%	10.51%
Medical Products and Services

(in millions)	2006	2005

Revenue
Amount	$2,373	$2,532
Growth Rate	(6)%	5%
Mix	11%	13%

Operating Earnings
Amount	$170	$159
Growth Rate	7%	(9)%
Mix	26%	26%
Operating Margin	7.18%	6.28%
Clinical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$649	$596
Growth Rate	9%	40%
Mix	3%	3%

Operating Earnings
Amount	$111	$75
Growth Rate	47%	(8)%
Mix	17%	12%
Operating Margin	17.06%	12.62%
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
TOTAL COMPANY BUSINESS ANALYSIS — FOURTH QUARTER FISCAL YEAR 2006

			Excluding Special Items
(in millions)	2006	2005	2006	2005

Revenue
Amount	$21,708	$19,300
Growth Rate	12%	15%

Operating Earnings
Amount	$534	$546	$569	$590
Growth Rate	(2)%	(7)%	(4)%	(5)%

Ratio to Revenue
Gross Margin	6.57%	6.99%
Selling, General and Administrative Expenses	3.93%	3.85%
Impairment Charges and Other	0.02%	0.08%
Special Items	0.16%	0.23%
Operating Earnings (Operating Margin)	2.46%	2.83%	2.62%	3.06%

Earnings from Continuing Operations
Amount	$339	$303	$363	$340
Growth Rate	12%	(24)%	7%	(20)%
Ratio to Revenue	1.56%	1.57%	1.67%	1.76%

Productivity
Margin per Expense Dollar	$1.67	$1.81

			Excluding Special Items and
			Equity Compensation
			2006	2005

Asset Management
Net Cash Provided by Operating Activities — Continuing Operations	$506	$799
Return on Invested Capital	6.86%	6.16%	7.98%	6.91%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the balances excluding special items and equity compensation.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SEGMENT BUSINESS ANALYSIS — FISCAL YEAR 2006
Pharmaceutical Distribution and Provider Services

(in millions)	2006	2005

Revenue
Amount	$67,101	$60,464
Growth Rate	11%	16%
Mix	82%	80%

Operating Earnings
Amount	$997	$997
Growth Rate	—	(5)%
Mix	43%	46%
Operating Margin	1.49%	1.65%
Pharmaceutical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$2,826	$2,717
Growth Rate	4%	11%
Mix	3%	4%

Operating Earnings
Amount	$305	$314
Growth Rate	(3)%	(25)%
Mix	13%	14%
Operating Margin	10.78%	11.56%
Medical Products and Services

(in millions)	2006	2005

Revenue
Amount	$10,014	$9,824
Growth Rate	2%	7%
Mix	12%	13%

Operating Earnings
Amount	$647	$620
Growth Rate	4%	(6)%
Mix	28%	29%
Operating Margin	6.46%	6.32%
Clinical Technologies and Services

(in millions)	2006	2005

Revenue
Amount	$2,430	$2,189
Growth Rate	11%	41%
Mix	3%	3%

Operating Earnings
Amount	$384	$246
Growth Rate	56%	(24)%
Mix	16%	11%
Operating Margin	15.81%	11.22%
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
TOTAL COMPANY BUSINESS ANALYSIS — FISCAL YEAR 2006

			Excluding Special Items
(in millions)	2006	2005	2006	2005

Revenue
Amount	$81,364	$74,272
Growth Rate	10%	15%

Operating Earnings
Amount	$1,967	$1,824	$2,062	$2,042
Growth Rate	8%	(22)%	1%	(14)%

Ratio to Revenue
Gross Margin	6.49%	6.63%
Selling, General and Administrative Expenses	3.93%	3.73%
Impairment Charges and Other	0.02%	0.15%
Special Items	0.12%	0.29%
Operating Earnings (Operating Margin)	2.42%	2.46%	2.54%	2.75%

Earnings from Continuing Operations
Amount	$1,245	$1,108	$1,311	$1,262
Growth Rate	12%	(27)%	4%	(19)%
Ratio to Revenue	1.53%	1.49%	1.61%	1.70%

Productivity
Margin per Expense Dollar	$1.65	$1.78

			Excluding Special Items and
			Equity Compensation
			2006	2005

Asset Management
Net Cash Provided by Operating Activities — Continuing Operations	$2,163	$2,831
Return on Invested Capital	6.31%	5.64%	7.36%	6.40%

See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the balances excluding special items and equity compensation.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SEGMENT BUSINESS ANALYSIS BY QUARTER — FISCAL YEAR 2006
Pharmaceutical Distribution and Provider Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$15,685	$16,118	$17,092	$18,206	$67,101
Growth Rate	10%	8%	10%	16%	11%
Mix	81%	81%	82%	83%	82%

Operating Earnings
Amount	$199	$241	$289	$268	$997
Growth Rate	27%	18%	(14)%	(11)%	—
Mix	42%	42%	45%	42%	43%
Operating Margin	1.27%	1.50%	1.69%	1.47%	1.49%
Pharmaceutical Technologies and Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$660	$705	$715	$747	$2,826
Growth Rate	3%	3%	6%	5%	4%
Mix	3%	3%	3%	3%	3%

Operating Earnings
Amount	$47	$83	$78	$96	$305
Growth Rate	(38)%	—	(2)%	28%	(3)%
Mix	10%	15%	12%	15%	13%
Operating Margin	7.20%	11.78%	10.95%	12.84%	10.78%
Medical Products and Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$2,561	$2,595	$2,484	$2,373	$10,014
Growth Rate	7%	7%	—	(6)%	2%
Mix	13%	13%	12%	11%	12%

Operating Earnings
Amount	$151	$153	$173	$170	$647
Growth Rate	21%	(1)%	(5)%	7%	4%
Mix	32%	27%	27%	26%	28%
Operating Margin	5.89%	5.89%	6.94%	7.18%	6.46%
Clinical Technologies and Services

(in millions)	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$576	$603	$603	$649	$2,430
Growth Rate	10%	10%	15%	9%	11%
Mix	3%	3%	3%	3%	3%

Operating Earnings
Amount	$78	$94	$101	$111	$384
Growth Rate	88%	34%	73%	47%	56%
Mix	16%	16%	16%	17%	16%
Operating Margin	13.57%	15.61%	16.80%	17.06%	15.81%

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
TOTAL COMPANY BUSINESS ANALYSIS BY QUARTER — FISCAL YEAR 2006

						Excluding Special Items
(in millions)	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Revenue
Amount	$19,237	$19,781	$20,638	$21,708	$81,364
Growth Rate	9%	8%	9%	12%	10%

Operating Earnings
Amount	$377	$496	$559	$534	$1,967	$398	$512	$582	$569	$2,062
Growth Rate	4%	53%	(5)%	(2)%	8%	2%	20%	(8)%	(4)%	1%

Ratio to Revenue
Gross Margin	6.21%	6.52%	6.63%	6.57%	6.49%
Selling, General and Administrative Expenses	4.12%	3.91%	3.77%	3.93%	3.93%
Impairment Charges and Other	0.01%	0.02%	0.04%	0.02%	0.02%
Special Items	0.11%	0.08%	0.11%	0.16%	0.12%
Operating Earnings (Operating Margin)	1.97%	2.51%	2.71%	2.46%	2.42%	2.08%	2.59%	2.82%	2.62%	2.54%

Earnings from Continuing Operations
Amount	$238	$313	$356	$339	$1,245	$251	$326	$371	$363	$1,311
Growth Rate	6%	50%	(5)%	12%	12%	4%	17%	(8)%	7%	4%
Ratio to Revenue	1.23%	1.58%	1.72%	1.56%	1.53%	1.30%	1.65%	1.80%	1.67%	1.61%

Productivity
Margin per Expense Dollar	$1.50	$1.67	$1.76	$1.67	$1.65

						Excluding Special Items and Equity Compensation
						Q1	Q2	Q3	Q4	YTD

Asset Management
Net Cash Provided by Operating Activities — Continuing Operations	$728	$663	$266	$506	$2,163
Return on Invested Capital	4.92%	6.28%	7.12%	6.86%	6.31%	6.15%	7.20%	8.03%	7.98%	7.36%

The sum of the quarters may not equal year-to-date due to rounding.
See the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the balances excluding special items and equity compensation.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
FISCAL YEAR 2006 AND 2005 ASSET MANAGEMENT ANALYSIS

	2006
(in millions)	Q1	Q2	Q3	Q4	YTD

Receivable Days	16.2	15.4	16.2	16.8
Days Inventory on Hand	33	31	32	31

Cash and Equivalents	$1,976	$2,224	$1,713	$1,321
Debt	$2,609	$3,010	$2,829	$2,829
Total Shareholders’ Equity	$8,879	$8,751	$8,587	$8,491
Tangible Net Worth	$4,059	$3,915	$3,765	$3,499

Debt to Total Capital	23%	26%	25%	25%
Net Debt to Capital	5%	4%	7%	11%

Return on Equity	10.9%	14.2%	16.4%	15.9%	14.4%
Return on Equity, Excluding Special Items and Equity Compensation	13.8%	16.4%	18.6%	18.6%	16.9%

Effective Tax Rate from Continuing Operations	31.3%	32.5%	32.2%	32.4%	32.2%
Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation	32.5%	32.3%	32.3%	32.3%	32.3%

	2005
(in millions)	Q1	Q2	Q3	Q4	YTD

Receivable Days	15.1	12.3	13.8	14.9
Days Inventory on Hand	40	38	35	33

Cash and Equivalents	$1,169	$1,274	$1,535	$1,400
Debt	$3,255	$2,816	$2,892	$2,628
Total Shareholders’ Equity	$8,219	$8,559	$8,674	$8,593
Tangible Net Worth	$3,455	$3,779	$3,936	$3,750

Debt to Total Capital	28%	25%	25%	23%
Net Debt to Capital	20%	15%	14%	12%

Return on Equity	11.0%	9.9%	17.4%	14.0%	13.2%
Return on Equity, Excluding Special Items and Equity Compensation	11.9%	13.3%	18.7%	15.8%	15.0%

Effective Tax Rate from Continuing Operations	31.7%	32.4%	32.1%	40.5%	34.6%
Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation	32.1%	32.1%	32.2%	38.5%	34.0%
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
SCHEDULE OF NOTABLE ITEMS

	Fourth Quarter Fiscal		Fiscal Year
(in millions, except per Common Share amounts)	2006	2005	2006	2005
Equity Compensation
Equity compensation	$(52.1)	$(2.9)	$(237.3)	$(10.1)
Tax benefit	16.9	1.1	82.6	3.8

Equity compensation, net of tax	$(35.2)	$(1.8)	$(154.7)	$(6.3)

Decrease to diluted EPS	$(0.08)	$—	$(0.36)	$(0.01)

Impairment Charges and Other
Impairment charges and other	$(4.4)	$(14.8)	$(20.2)	$(113.7)
Less: Minority interest and realized currency translation adjustment	—	—	—	19.4

Net impairment charges and other	$(4.4)	$(14.8)	$(20.2)	$(94.3)
Tax benefit	1.5	5.2	6.8	31.4

Net impairment charges and other, net of tax	$(2.9)	$(9.6)	$(13.4)	$(62.9)

Decrease to diluted EPS	$(0.01)	$(0.02)	$(0.03)	$(0.15)

Non-Recurring and Other Items
Alaris inventory adjustment	$—	$—	$—	$(23.6)
Latex litigation	—	(11.8)	—	(28.2)
Inventory adjustment — SKU rationalization	—	(0.6)	—	(7.8)

Total non-recurring	—	(12.4)	—	(59.6)

Vendor credit adjustment	—	—	(25.9)	—

Total non-recurring and other items	—	(12.4)	(25.9)	(59.6)

Tax benefit of non-recurring and other items	—	4.4	8.4	20.0

HIA repatriation tax provision	—	(26.3)	—	(26.3)

Total non-recurring and other items, net of tax	$—	$(34.3)	$(17.5)	$(65.9)

Decrease to diluted EPS	$—	$(0.08)	$(0.04)	$(0.15)

Weighted Average Number of Diluted Shares Outstanding	421.7	432.4	428.5	435.7
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

	2006
	Q1			Q2			Q3			Q4			FY
			Excluding			Excluding			Excluding			Excluding			Excluding
		Special	Special		Special	Special		Special	Special		Special	Special		Special	Special
(in millions)	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items
Revenue	$19,237	—	$19,237	$19,781	—	$19,781	$20,638	—	$20,638	$21,708	—	$21,708	$81,364	—	$81,364

Special Items
Restructuring charges	$8	$8	—	$11	$11	—	$21	$21	—	$21	$21	—	$61	$61	—
Merger charges	$7	$7	—	$6	$6	—	$7	$7	—	$6	$6	—	$26	$26	—
Other	$6	$6	—	($1)	($1)	—	($5)	($5)	—	$8	$8	—	$8	$8	—

Operating Earnings
Amount	$377	$21	$398	$496	$16	$512	$559	$23	$582	$534	$35	$569	$1,967	$95	$2,062
Growth Rate	4%		2%	53%		20%	(5)%		(8)%	(2)%		(4)%	8%		1%
Operating Margin	1.97%		2.08%	2.51%		2.59%	2.71%		2.82%	2.46%		2.62%	2.42%		2.54%

Earnings Before Income Taxes and Discontinued Operations	$346	$21	$367	$463	$16	$479	$525	$23	$548	$501	$35	$536	$1,835	$95	$1,930

Provision for Income Taxes	$108	$8	$116	$150	$3	$153	$169	$8	$177	$162	$11	$173	$590	$28	$618

Earnings from Continuing Operations
Amount	$238	$13	$251	$313	$13	$326	$356	$15	$371	$339	$24	$363	$1,245	$66	$1,311
Growth Rate	6%		4%	50%		17%	(5)%		(8)%	12%		7%	12%		4%
Ratio to Revenue	1.23%		1.30%	1.58%		1.65%	1.72%		1.80%	1.56%		1.67%	1.53%		1.61%

Diluted EPS	$0.55	$0.03	$0.58	$0.72	$0.03	$0.75	$0.83	$0.04	$0.87	$0.80	$0.06	$0.86	$2.90	$0.16	$3.06

	2005
	Q1			Q2			Q3			Q4			FY
			Excluding			Excluding			Excluding			Excluding			Excluding
		Special	Special		Special	Special		Special	Special		Special	Special		Special	Special
(in millions)	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items
Revenue	$17,633	—	$17,633	$18,379	—	$18,379	$18,960	—	$18,960	$19,300	—	$19,300	$74,272	—	$74,272

Special Items
Restructuring charges	$4	$4	—	$105	$105	—	$26	$26	—	$24	$24	—	$160	$160	—
Merger charges	$17	$17	—	$10	$10	—	$10	$10	—	$10	$10	—	$46	$46	—
Other	$8	$8	—	($12)	($12)	—	$7	$7	—	$10	$10	—	$12	$12	—

Operating Earnings
Amount	$363	$29	$392	$324	$103	$427	$591	$43	$634	$546	$44	$590	$1,824	$218	$2,042
Growth Rate	(29)%		(25)%	(44)%		(26)%	(10)%		(5)%	(7)%		(5)%	(22)%		(14)%
Operating Margin	2.06%		2.22%	1.76%		2.32%	3.12%		3.34%	2.83%		3.06%	2.46%		2.75%

Earnings Before Income Taxes and Discontinued Operations	$327	$29	$356	$308	$103	$411	$551	$43	$594	$509	$44	$553	$1,694	$218	$1,912

Provision for Income Taxes	$104	$11	$115	$100	$32	$132	$177	$14	$191	$206	$7	$213	$586	$64	$650

Earnings from Continuing Operations
Amount	$223	$18	$241	$208	$71	$279	$375	$28	$403	$303	$37	$340	$1,108	$154	$1,262
Growth Rate	(31)%		(27)%	(44)%		(24)%	(12)%		(7)%	(24)%		(20)%	(27)%		(19)%
Ratio to Revenue	1.26%		1.37%	1.13%		1.52%	1.98%		2.12%	1.57%		1.76%	1.49%		1.70%

Diluted EPS	$0.51	$0.04	$0.55	$0.48	$0.16	$0.64	$0.86	$0.06	$0.92	$0.70	$0.09	$0.79	$2.54	$0.36	$2.90

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

	2006					2005
(in millions)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY

Return on Equity	10.9%	14.2%	16.4%	15.9%	14.4%	11.0%	9.9%	17.4%	14.0%	13.2%

Return on Equity, Excluding Special Items and Equity Compensation
Earnings from continuing operations	$237.5	$312.6	$355.8	$338.8	$1,244.7	$223.0	$208.2	$374.5	$302.6	$1,108.3
Special items, net of tax	13.5	13.6	15.6	24.0	66.7	17.9	70.9	28.2	37.0	153.9
Equity compensation, net of tax	51.7	35.1	32.7	35.2	154.7	1.3	1.7	1.4	1.8	6.3

Earnings from continuing operations, excluding special items and equity compensation	$302.7	$361.3	$404.1	$398.0	$1,466.1	$242.2	$280.8	$404.1	$341.4	$1,268.5
Annualized	1,210.8	1,445.2	1,616.4	1,592.0	1,466.1	968.8	1,123.2	1,616.4	1,365.2	1,268.5
Divided by average shareholders’ equity, excluding special items and equity compensation (see calculation below)	$8,761.7	$8,821.9	$8,671.1	$8,541.7	$8,671.2	$8,118.1	$8,432.7	$8,665.4	$8,665.2	$8,439.2
Return on equity, excluding special items and equity compensation	13.8%	16.4%	18.6%	18.6%	16.9%	11.9%	13.3%	18.7%	15.8%	15.0%

Average Shareholders’ Equity, Excluding Special Items and Equity Compensation
Total shareholders’ equity	$8,878.9	$8,751.0	$8,586.8	$8,490.7	$8,490.7	$8,219.0	$8,559.4	$8,674.2	$8,593.0	$8,593.0
Special items, net of tax	13.5	13.6	15.6	24.0	66.7	17.9	70.9	28.2	37.0	153.9
Tax benefit from equity compensation	(18.5)	(18.4)	(14.0)	(19.1)	(70.1)	(0.8)	(1.1)	(0.9)	(1.2)	(4.0)
SAR expense	20.6	3.3	4.0	(4.6)	23.3	—	—	—	0.1	0.1

Total shareholders’ equity, excluding special items and equity compensation	$8,894.5	$8,749.5	$8,592.4	$8,491.0	$8,510.6	$8,236.1	$8,629.2	$8,701.5	$8,628.9	$8,743.0
Average	$8,761.7	$8,821.9	$8,671.1	$8,541.7	$8,671.2	$8,118.1	$8,432.7	$8,665.4	$8,665.2	$8,439.2

Note: The average shown above is calculated using the average of the prior and current quarters except for year to date which is calculated as the average of the prior year fourth quarter plus each of the current year quarters.

Return on Invested Capital	4.92%	6.28%	7.12%	6.86%	6.31%	4.66%	4.15%	7.59%	6.16%	5.64%

Return on Invested Capital, Excluding Special Items and Equity Compensation
Operating earnings	$376.7	$496.4	$559.4	$534.3	$1,966.7	$363.0	$323.9	$591.3	$546.1	$1,824.3
Special items	21.3	15.6	23.0	34.7	94.7	28.5	102.8	42.7	44.0	218.0
Equity compensation	81.8	54.6	48.7	52.1	237.3	2.1	2.9	2.2	2.9	10.1

Operating earnings, excluding special items and equity compensation	$479.8	$566.6	$631.1	$621.1	$2,298.7	$393.6	$429.6	$636.2	$593.0	$2,052.4

Effective tax rate from continuing operations, excluding special items and equity compensation	32.5%	32.3%	32.3%	32.3%	32.3%	32.1%	32.1%	32.2%	38.5%	34.0%

Operating earnings* (1 - effective tax rate from continuing operations, excluding special items and equity compensation)	$323.9	$383.6	$427.3	$420.5	$1,556.2	$267.2	$291.7	$431.3	$364.6	$1,354.8
Annualized	$1,295.5	$1,534.4	$1,709.2	$1,681.9	$1,556.2	$1,069.0	$1,166.7	$1,725.2	$1,458.2	$1,354.8

Divided by:
Current portion of long-term obligations and other short-term borrowings	$405.3	$441.3	$280.7	$229.2	$229.2	$362.4	$431.6	$588.7	$307.9	$307.9
Long-term obligations, less current portion and other short-term borrowings	2,204.0	2,568.3	2,548.2	2,599.7	2,599.7	2,892.6	2,384.6	2,303.1	2,319.9	2,319.9
Unrecorded goodwill	9,700.3	9,700.3	9,700.3	9,700.3	9,700.3	9,700.3	9,700.3	9,700.3	9,700.3	9,700.3
Total shareholders’ equity	8,878.9	8,751.0	8,586.8	8,490.7	8,490.7	8,219.0	8,559.4	8,674.2	8,593.0	8,593.0

Subtotal	$21,188.5	$21,460.9	$21,116.0	$21,019.9	$21,019.9	$21,174.3	$21,075.9	$21,266.3	$20,921.1	$20,921.1
Average	$21,054.8	$21,324.7	$21,288.5	$21,068.0	$21,141.3	$21,269.5	$21,125.1	$21,171.1	$21,093.7	$21,160.5

Note: The average shown above is calculated using the average of the prior and current quarters except for year to date which is calculated as the average of the prior year fourth quarter plus each of the current year quarters.

Return on invested capital, excluding special items and equity compensation	6.15%	7.20%	8.03%	7.98%	7.36%	5.03%	5.52%	8.14%	6.91%	6.40%

Effective Tax Rate from Continuing Operations	31.3%	32.5%	32.2%	32.4%	32.2%	31.7%	32.4%	32.1%	40.5%	34.6%

Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation
Earnings before income taxes and discontinued operations	$345.7	$463.3	$525.0	$501.0	$1,835.0	$326.4	$308.0	$551.3	$508.5	$1,694.3
Special items	21.3	15.6	23.0	34.7	94.7	28.5	102.8	42.7	44.0	218.0
Equity compensation	81.8	54.6	48.7	52.1	237.3	2.1	2.8	2.2	2.9	10.1

Adjusted earnings before income taxes and discontinued operations	$448.8	$533.5	$596.7	$587.8	$2,167.0	$357.0	$413.6	$596.2	$555.4	$1,922.4

Earnings from continuing operations	$237.5	$312.6	$355.8	$338.8	$1,244.7	$223.0	$208.2	$374.5	$302.6	$1,108.3
Special items, net of tax	13.5	13.6	15.6	24.0	66.7	17.9	70.9	28.2	37.0	153.9
Equity compensation, net of tax	51.7	35.1	32.7	35.2	154.7	1.3	1.7	1.4	1.8	6.3

Adjusted earnings from continuing operations	$302.7	$361.3	$404.1	$398.0	$1,466.1	$242.2	$280.8	$404.1	$341.4	$1,268.5

Effective tax rate from continuing operations, excluding special items and equity compensation	32.5%	32.3%	32.3%	32.3%	32.3%	32.1%	32.1%	32.2%	38.5%	34.0%

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
GAAP / NON-GAAP RECONCILIATION

	2006				2005
(in millions)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Operating Margin	1.97%	2.51%	2.71%	2.46%	2.06%	1.76%	3.12%	2.83%

Operating Earnings, Excluding Special Items and Equity Compensation
Operating earnings	$376.7	$496.4	$559.4	$534.3	$363.0	$323.9	$591.3	$546.1
Special items	21.3	15.6	23.0	34.7	28.5	102.8	42.7	44.0
Equity compensation	81.8	54.6	48.7	52.1	2.1	2.9	2.2	2.9

Operating earnings, excluding special items and equity compensation	$479.8	$566.6	$631.1	$621.1	$393.6	$429.6	$636.2	$593.0
Revenue	$19,237.2	$19,780.6	$20,637.5	$21,708.3	$17,633.0	$18,378.6	$18,959.6	$19,300.4
Operating Margin, Excluding Special Items and Equity Compensation	2.49%	2.86%	3.06%	2.86%	2.23%	2.34%	3.36%	3.07%

Debt to Total Capital	23%	26%	25%	25%	28%	25%	25%	23%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$405.3	$441.3	$280.7	$229.2	$362.4	$431.6	$588.7	$307.9
Long-term obligations, less current portion and other short-term borrowings	2,204.0	2,568.3	2,548.2	2,599.7	2,892.6	2,384.6	2,303.1	2,319.9
Cash and equivalents	(1,976.3)	(2,223.7)	(1,713.4)	(1,320.9)	(1,169.4)	(1,274.1)	(1,535.1)	(1,400.0)
Short-term investments available for sale	(199.8)	(419.0)	(499.2)	(498.4)	—	—	—	(99.8)

Net debt	$433.2	$366.9	$616.3	$1,009.6	$2,085.6	$1,542.1	$1,356.7	$1,128.0
Total shareholders’ equity	8,878.9	8,751.0	8,586.8	8,490.7	8,219.0	8,559.4	8,674.2	8,593.0

Capital	$9,312.1	$9,117.9	$9,203.1	$9,500.3	$10,304.6	$10,101.5	$10,030.9	$9,721.0
Net debt to capital	5%	4%	7%	11%	20%	15%	14%	12%

Tangible Net Worth
Total shareholders’ equity	$8,879	$8,751	$8,587	$8,491	$8,219	$8,559	$8,674	$8,593
Goodwill and other intangibles, net	4,820	4,836	4,822	4,992	4,764	4,780	4,738	4,843

Tangible net worth	$4,059	$3,915	$3,765	$3,499	$3,455	$3,779	$3,936	$3,750

Forward-Looking Non-GAAP Financial Measures
The Company presents non-GAAP financial measures on a forward-looking basis. These measures may include: fiscal 2007 earnings per share guidance, excluding special items and impairment, non-recurring and other items; long-term earnings per share growth rate, excluding special items and impairment, non-recurring and other items; and return on equity, excluding special items.
The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment, non-recurring and other items, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future net earnings and cash flows.

The sum of the quarters may not equal year-to-date due to rounding.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
DEFINITIONS AND CALCULATIONS
GAAP
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)
Debt: current period long-term obligations plus current period short-term borrowings
Margin per Expense Dollar: gross margin divided by selling, general and administrative expenses
Operating Cash Flow: net cash provided by operating activities from continuing operations
Operating Earnings Mix: current period operating earnings divided by total segment operating earnings
Revenue Mix: current period revenue divided by total segment revenue
NON-GAAP
Diluted Earnings per Share, Excluding Special Items: earnings from continuing operations adjusted for special items net of tax divided by diluted weighted average shares outstanding
Earnings from Continuing Operations, Excluding Special Items: current period earnings from continuing operations adjusted to exclude special items net of tax
Earnings from Continuing Operations Growth Rate, Excluding Special Items: (current period earnings from continuing operations excluding special items minus prior period earnings from continuing operations excluding special items) divided by prior period earnings from continuing operations excluding special items
Earnings from Continuing Operations Ratio to Revenue, Excluding Special Items: current period earnings from continuing operations excluding special items divided by current period revenue
Effective Tax Rate from Continuing Operations, Excluding Special Items and Equity Compensation: [(earnings before income taxes and discontinued operations adjusted for special items and equity compensation) minus (earnings from continuing operations adjusted for special items, net of tax and equity compensation, net of tax)] divided by (earnings before income taxes and discontinued operations adjusted for special items and equity compensation)
Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)
Net Debt: (long-term obligations plus short-term borrowings) minus (cash and equivalents and short-term investments available for sale)
Operating Earnings, Excluding Special Items: current period operating earnings adjusted to exclude current period special items
Operating Earnings Growth Rate, Excluding Special Items: (current period operating earnings excluding special items minus prior period operating earnings excluding special items) divided by prior period operating earnings excluding special items
Operating Earnings Ratio to Revenue (Operating Margin), Excluding Special Items: current period operating earnings excluding special items divided by current period revenue
Operating Margin, Excluding Special Items and Equity Compensation: current period operating earnings adjusted to exclude current period special items and equity compensation
Return on Equity, Excluding Special Items and Equity Compensation: (annualized current period earnings from continuing operations plus special items minus special items tax benefit plus equity compensation minus equity compensation tax benefit) divided by average shareholders’ equity adjusted for special items net of tax and equity compensation net of tax
Return on Invested Capital, Excluding Special Items and Equity Compensation: [(annualized current period operating earnings excluding special items and equity compensation) multiplied by (one minus current period effective tax rate from continuing operations excluding special items and equity compensation)] divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)
Tangible Net Worth: total shareholders’ equity minus goodwill and other intangibles, net
FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES
Fiscal 2007 Earnings per Share Guidance, Excluding Special Items and Impairment, Non-Recurring and Other Items: (earnings from continuing operations adjusted for special items net of tax, impairment charges and other net of tax and non-recurring and other items net of tax) divided by diluted weighted average shares outstanding
Long-Term Earnings per Share Growth Rate, Excluding Special Items and Impairment, Non-Recurring and Other Items: (earnings from continuing operations adjusted for special items net of tax, impairment charges and other net of tax and non-recurring and other items net of tax) divided by diluted weighted average shares outstanding
Return on Equity, Excluding Special Items: annualized current period earnings from continuing operations adjusted for special items net of tax divided by average shareholders’ equity adjusted for special items net of tax
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